UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 7, 2008

Greenfield Online, Inc.
(Exact name of Company as specified in its charter)

Delaware	000-50698	06-1440369
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
21 River Road
Wilton, CT 06897
(Address of Principal Executive Offices and Zip Code)
(203) 834-8585
(Company’s telephone number, including area code)
N/A
(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
In connection with the tender offer (the “Offer”) by Crisp Acquisition Corporation, a Delaware corporation (“Offeror”) and a wholly-owned subsidiary of Microsoft Corporation, a Washington corporation (“Microsoft” or “Parent”), as disclosed in the Tender Offer Statement on Schedule TO filed with the Securities and Exchange Commission on September 11, 2008, as amended to date, by Offeror and Parent, to purchase all of the issued and outstanding shares of common stock (the “Shares”), par value $0.0001 per share, of Greenfield Online, Inc. (the “Company”) at a purchase price of $17.50 per Share net to the seller in cash, without interest thereon, and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated September 11, 2008 and in the related Letter of Transmittal, the Company issued a press release (the “Press Release”) on October 7, 2008 announcing that Parent had obtained clearance from the Federal Cartel Office of Germany in connection with the Offer to purchase all of the outstanding Shares and that Parent had advised the Company that it had made the required antitrust filing in Italy. The Press Release further states that the antitrust conditions for completion of the Offer have been satisfied and there are no remaining regulatory conditions to complete the Offer. The Offer remains subject to the satisfaction of all other closing conditions, including the minimum tender condition. Unless extended, the Offer is scheduled to expire at 12:00 midnight, New York City time, at the end of Wednesday, October 8, 2008. Subject to the satisfaction of all other conditions, immediately upon the expiration of the Offer, Microsoft expects to accept for payment all Shares validly tendered and not withdrawn from the Offer.
IMPORTANT ADDITIONAL INFORMATION:
THE TENDER OFFER DESCRIBED IN THIS CURRENT REPORT ON FORM 8-K HAS COMMENCED. THIS ANNOUNCEMENT AND THE DESCRIPTION CONTAINED HEREIN IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SHARES OF COMMON STOCK OF THE COMPANY. MICROSOFT AND OFFEROR HAVE FILED A TENDER OFFER STATEMENT ON SCHEDULE TO CONTAINING AN OFFER TO PURCHASE, FORM OF LETTER OF TRANSMITTAL AND OTHER DOCUMENTS RELATING TO THE TENDER OFFER, AND THE COMPANY HAS FILED A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WITH RESPECT TO THE TENDER OFFER. MICROSOFT, THE OFFEROR AND THE COMPANY HAVE MAILED THESE DOCUMENTS TO THE COMPANY’S SHAREHOLDERS. THE TENDER OFFER STATEMENT AND THE OTHER DOCUMENTS RELATING TO THE TENDER OFFER CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER AND OUR SHAREHOLDERS ARE URGED TO READ THEM CAREFULLY. THE TENDER OFFER STATEMENT AND THE OTHER DOCUMENTS RELATING TO THE TENDER OFFER IS BEING MADE AVAILABLE TO OUR SHAREHOLDERS AT NO EXPENSE TO THEM. IN ADDITION, SUCH DOCUMENTS (AND ALL OTHER DOCUMENTS FILED WITH THE SEC) ARE AVAILABLE AT NO CHARGE AT WWW.GREENFIELD.COM AND ON THE SEC’S WEBSITE AT WWW.SEC.GOV.
CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements contained in this Current Report on Form 8-K about our expectation of future events or results constitute forward-looking statements. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. These statements are not historical facts, but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results and financial condition may differ, possibly materially, from our anticipated results and financial condition indicated in these forward-looking statements. In addition, certain factors could affect the outcome of the matters described in this Current Report on Form 8-K. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the outcome of any legal proceedings that may be instituted against us or others following the announcement of the merger agreement, (3) the inability to complete the merger due to the failure to satisfy other conditions required to complete the merger, (4) risks that the proposed transaction disrupts current plans and operations, and (5) the costs, fees and expenses related to the merger. Additional information regarding risk factors and uncertainties affecting the Company is detailed from time to time in the Company’s filings with the SEC, including, but not limited to, the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, available for viewing on the Company’s website at www.greenfield.com. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this Current Report on 8-K and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Company on October 7, 2008 (filed herewith).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 7, 2008

GREENFIELD ONLINE, INC.
By:	/s/ Robert E. Bies
	Name:	Robert E. Bies
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on October 7, 2008 (filed herewith).